Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 o: (650) 493-9300 f: (650) 493-6811

September 8, 2026
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by ESS Tech, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration of the Securities (as defined below) pursuant to the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the proposed offer and sale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the prospectus (each a “Prospectus Supplement”), of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), of which up to an aggregate of 13,120,000 shares are being registered hereunder, consisting of (i) up to 12,800,000 shares of Common Stock (the “Common Warrant Shares”) issuable upon the exercise of common stock purchase warrants (the “Common Warrants”) issued to certain of the Selling Securityholders in a private placement pursuant to a securities purchase agreement, dated as of August 20, 2026, by and among the Company and the investors named therein, and (ii) up to 320,000 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Common Warrant Shares, the “Securities”) issuable upon the exercise of a common stock purchase warrant (the “Placement Agent Warrant” and, together with the Common Warrants, the “Warrants”) issued to Roth Capital Partners, LLC, as placement agent, in connection with a registered direct offering of 6,400,000 shares of Common Stock.
The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and any Prospectus Supplement.
We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, a certificate of an officer of the Company as to factual matters, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.
In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such documents. We have

September 8, 2026
also assumed (a) the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (b) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (c) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (d) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement; (e) the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination; and (f) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.
Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that the Securities to be offered pursuant to the Registration Statement have been duly authorized and, when such Securities are issued upon the exercise of the Warrants, will be validly issued, fully paid and nonassessable.
We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation
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